Exhibit 10.2

SP PLUS CORPORATION

EXECUTIVE SEVERANCE PLAN

The SP Plus Corporation Executive Severance Plan is established as of the Effective Date. The purpose of the Plan is to provide severance benefits to eligible executives of SP Plus Corporation who incur certain terminations of employment as described herein. This Plan supersedes any severance plan, policy or practice with respect to any Involuntary Termination, or Qualifying Termination, whether formal or informal, written or unwritten, previously announced or maintained by the Company for the benefit of an Eligible Executive. This Plan is an “employee benefit plan,” as defined in Section 3(3) of ERISA and qualifies as a “top-hat” plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. As a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, the Plan is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, § 2510.3-2(b). This Plan document also is the Summary Plan Description for the Plan.

SECTION 1. DEFINITIONS. As hereinafter used:

1.1 “Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Cause” means, with respect to any Eligible Executive, (i) the Eligible Executive is indicted for, convicted of, or pleads guilty or nolo contender to, a felony or crime involving moral turpitude, (ii) the Eligible Executive engages in conduct that constitutes willful gross negligence, willful misconduct, or unsatisfactory performance in carrying out the Eligible Executive’s duties under the Eligible Executive’s Employment Agreement, and, if curable, such breach remains uncured following fifteen (15) calendar days after written notice was given by the Company to the Eligible Executive specifying such conduct, (iii) the Eligible Executive has breached any covenant or any material provision of any agreement with the Company, including among other things, a willful and material breach of written Company policy, and, if curable, such breach remains uncured following fifteen (15) calendar days’ after written notice specifying such breach was given by the Company to the Eligible Executive, (iv) the Eligible Executive’s material violation of federal law or state law that the Board reasonably determines has had or is reasonably likely to have a material detrimental effect on the Company’s reputation or business, (v) the Eligible Executive’s act of fraud or dishonesty in the performance of the Eligible Executive’s job duties or (vi) the Eligible Executive’s continued and willful or deliberate failure to substantially perform the Eligible Executive’s duties (other than as a result of physical or mental illness or injury).

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Committee” means the Compensation Committee of the Board, or a delegate thereof, which in each case is also referred to under the Plan as the “Plan Administrator”.

1.6 “Company” means SP Plus Corporation, a Delaware Corporation, and any successors thereto.

1.7 “Disability” means, with respect to any Eligible Executive, the absence of the Eligible Executive from the Eligible Executive’s duties with the Company on a full-time basis for 180 consecutive business days, or for periods aggregating 180 business days in any period of twelve months, as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician reasonably selected by the Company or its insurers.

1.8 “Disability Effective Date” means the 30th day after the Eligible Executive receives a written notice of termination of the Eligible Executive’s employment by the Company for Disability, unless the Eligible Executive returns to full-time performance of the Eligible Executive’s duties before the Disability Effective Date.

1.9 “Effective Date” means May 11, 2023.

1.10 “Eligible Executive” means the each executive who (i) is designated by the Plan Administrator, in its sole discretion, to be eligible for severance benefits under the Plan, (ii) if applicable, agrees to forgo severance benefits provided under an individually negotiated employment contract or agreement with the Company relating to severance benefits and (iii) agrees in a form acceptable to the Plan Administrator to be bound by the provisions of the Plan (including without limitation Section 3 hereof; provided that the Committee shall have the right in its sole discretion to waive compliance with any portion of Section 3 hereof for any particular Eligible Executive). The Plan Administrator shall make the determination of whether an employee is an Eligible Executive, and such determination shall be binding and conclusive on all persons. The Plan Administrator shall maintain a current schedule of Eligible Executives with the Chief Legal Officer of the Company or such other Company officer as may be designated by the Plan Administrator. Temporary employees and independent contractors are not eligible to participate in the Plan.

1.11 “Employment Agreement” means an agreement entered into between the Company and an individual with respect to their employment with the Company that is expressly titled an “Employment Agreement,” as such agreement may be amended or restated from time to time.

1.12 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.13 “Good Reason” means, with respect to any Eligible Executive, (i) that the Eligible Executive, without the Eligible Executive’s express, written consent, has incurred a material reduction in authority, cash compensation, title, duties or responsibilities at the Company , (ii) that the Eligible Executive, without the Eligible Executive’s express, written consent, has suffered a material breach of the Eligible Executive’s Employment Agreement by the Company or a successor employer, (iii) that the Eligible Executive, without the Eligible Executive’s express, written consent, has been required to relocate or travel more than fifty (50) miles from the Eligible Executive’s then current place of employment in order to continue to perform the duties and responsibilities of the Eligible Executive’s position (not including customary travel as may be required by the nature of the Eligible Executive’s position) or (iv) that the Eligible Executive, without the Eligible Executive’s express, written consent, has been directed by the Board to violate knowingly and intentionally any material state, federal or foreign law, rule or regulation applicable to the Company. Termination of employment by the Eligible Executive will not be for Good Reason unless (1) the Eligible Executive notifies the Company in writing within thirty (30) calendar days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within thirty (30) calendar days after the date on which it receives such notice (the “Remedial Period”), and (3) the Eligible Executive actually terminates employment immediately after the expiration of the Remedial Period and before the Company remedies such condition. If the Eligible Executive terminates employment before the expiration of the Remedial Period or after the Company remedies the condition (even if after the end of the Remedial Period), then the Eligible Executive’s termination will not be considered to be for Good Reason.

1.14 “Involuntary Termination” means the termination of an Eligible Executive’s employment by the Company due to Disability on the Disability Effective Date or the automatic termination of an Eligible Executive’s employment with the Company due to his or her death.

1.15 Plan” means the SP Plus Corporation Executive Severance Plan and Summary Plan Description, as set forth herein, as it may be amended from time to time.

1.16 “Plan Administrator” has the meaning set forth in Section 1.6.

1.17 “Qualifying Termination” means the termination of an Eligible Executive’s employment by the Company without Cause or a resignation by the Eligible Executive for Good Reason, in either case, with respect to any Eligible Executive who is also an “Eligible Employee” as defined in the SP Plus Corporation Change in Control Severance Plan (the “CIC Severance Plan”), which does not occur during the “Change in Control Protection Period” as defined in the CIC Severance Plan). For the avoidance of doubt an Eligible Executive who is an “Eligible Employee” in the CIC Severance Plan and who is eligible to receive severance benefits under the CIC Severance Plan in connection with his or her termination of employment with the Company shall not be eligible to receive severance benefits under the Plan. The transfer of an Eligible Executive’s employment following a Change in Control (as defined in the CIC Severance Plan) from the entity resulting from the Change in Control to an Affiliate thereof shall not, in and of itself, constitute a Qualifying Termination.

1.18 “Release Effective Date” has the meaning set forth in Section 2.6.

1.19 “Section 409A” has the meaning set forth in Section 2.7.

1.20 “Severance Pay” has the meaning set forth in 2.3.

1.21 “Termination Date” means the date on which an Eligible Executive incurs an Involuntary Termination or Qualifying Termination, as applicable.

1.22 “Tier I & II Executive” means any Eligible Executive designated as such by the Plan Administrator and set forth on Schedule A, as amended from time to time.

SECTION 2. SEVERANCE BENEFITS

2.1 Generally. Subject to the terms of the Plan, each Eligible Executive shall be entitled to severance payments and/or benefits pursuant to applicable provisions of Section 2 of this Plan if the Eligible Executive incurs an Involuntary Termination or Qualifying Termination, as applicable, and complies with the applicable requirements of the Plan.

2.2 Notice. Any Qualifying Termination effected by the Company following the Effective Date shall require ten (10) business days’ prior written notice; provided, however, that the Company may, in its sole discretion, pay the Eligible Executive in lieu of all or part of such notice period. Any Involuntary Termination due to Disability following the Effective Date shall require thirty (30) calendar days’ prior written notice.

2.3 Severance Pay. Subject to the terms of the Plan, the Company shall provide “Severance Pay” to each Eligible Executive who incurs an Involuntary Termination or Qualifying Termination equal to the amount listed in such Eligible Executive’s applicable tier level in the applicable schedule of severance benefits as attached hereto as Schedule B-1 for Involuntary Terminations or Schedule B-2 for Qualifying Terminations. Severance Pay shall be paid in approximately equal installments in accordance with the Company’s regular payroll practices, provided that severance payments shall commence to be paid on the first regular payroll date of the Company that occurs after the Release Effective Date; provided, however, that in the event of an Involuntary Termination due to the Eligible Executive’s death, Severance Pay shall be paid in a lump-sum cash payment to the Eligible Executive’s estate within thirty (30) calendar days of the Termination Date. Notwithstanding the foregoing, any annual bonus that was earned by the Eligible Executive but which had not yet been paid as of the Termination Date shall be paid on the date when annual bonuses are paid to the Company’s actively employed executives).

2.4 Benefits Continuation. While receiving Severance Pay under this plan, the Eligible Executive will continue to participate in the group medical, dental and/or vision plans the Eligible Executive participated in at the time of the Qualifying Termination. Continued participation will be at the Eligible Executive’s current coverage level and cost subject to changes in annual cost applicable to all participants and will cease if the Eligible Executive has become actually covered by another health plan. At the end of the Severance Pay period, the Eligible Executive and dependents, if applicable, will be eligible for continuation coverage as outlined under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Eligible Executive and/or dependents, if applicable must submit a timely election to continue receiving group health benefits under COBRA. The cost of COBRA coverage will be at the Eligible Executive’s and/or dependent’s sole cost.

2.5 Non-Duplication of Benefits. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of an Involuntary Termination or Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. In no event shall an Eligible Executive become entitled to a duplication of benefits under the Plan and any other Employment Agreement, severance plan or program of the Company. In the event an Eligible Executive is eligible to receive benefits under the Plan and any other Employment Agreement, severance plan or program of the Company, the Eligible Executive shall only receive benefits pursuant to the Plan. If the Company or any Affiliate is obligated by law or by contract to provide severance pay or change in control benefits to an Eligible Executive, then the Eligible Executive may be required to waive, upon the Company’s request, any amounts payable pursuant to such legal or contractual obligation as a condition of receiving benefits under the Plan.

2.6 Release. No Eligible Executive who incurs an Involuntary Termination or Qualifying Termination shall be eligible to receive any payments or other benefits under the Plan unless he or she first executes a release in favor of the Company in the form attached hereto as Annex A and the release becomes effective and irrevocable within sixty (60) calendar days following the Eligible Executive’s Termination Date (such date the release becomes effective and irrevocable is the “Release Effective Date”); provided, however, that if the 60th day following the Termination Date falls in the calendar year following the year in which the Termination Date occurs, any payments or other benefits under the Plan shall be paid no earlier than January 1 of the calendar year following the year in which the Termination Date occurs.

2.7 Section 409A. It is intended that payments and benefits under this Plan will not subject Eligible Executives to taxation under Section 409A of the Code and the regulations thereunder (collectively “Section 409A”) and, accordingly, this Plan shall be interpreted and administered to be either exempt from or in compliance therewith. Specifically, any taxable benefits or payments provided under this Plan are intended to be separate and distinct payments that qualify for the “short-term deferral” exception to Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for the “separation pay exceptions” to Section 409A, to the maximum extent possible. To the extent that none of these exceptions (or any other available exception) applies, then notwithstanding anything contained herein to the contrary, and to the extent required to comply with Section 409A, if an Eligible Executive is a “specified employee,” as determined under the Company’s policy for identifying specified employees on the Eligible Executive’s Termination Date, then all amounts due under the Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a separation from service within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following the Termination Date, shall be accumulated through and paid or provided on the first business day that is more than six months after the Termination Date (or, if the Eligible Executive dies during such six-month period, within ninety (90) calendar days after the Eligible Executive’s death). Notwithstanding anything contained herein to the contrary, an Eligible Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Plan that are subject to Section 409A until the Eligible Executive would be considered to have incurred a “separation from service” within the meaning of Section 409A. In no event may an Eligible Executive, directly or indirectly, designate the calendar year of any payment to be made under this Plan that is considered nonqualified deferred compensation. The Company makes no representation that any or all of the payments described in this Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Eligible Executive shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

SECTION 3. RESTRICTIVE COVENANTS

3.1 Subject to any applicable specific terms and conditions in Annex B, as a condition precedent to their participation in this Plan and the receipt of any payments or benefits hereunder, each Eligible Executive agrees and acknowledges that their eligibility for payments and benefits under this Plan is in consideration of the Eligible Executive’s covenants and undertakings set forth in this Section 3. Notwithstanding anything to the contrary in the Plan, if an Eligible Executive breaches any of the covenants set forth herein, then his or her right to any benefits or payments hereunder shall be immediately and automatically forfeited, and all rights of the Eligible Executive to participate in this Plan shall immediately terminate, as of the date of breach; and, upon request of the Company, the Eligible Executive shall repay the Company in cash for the value of any payments made to such Eligible Executive under this Plan. The non-solicitation and non-competition covenants in this Section 3 and as amended in Annex A to the Plan are necessary to protect the Company’s trade secrets and confidential and proprietary information as well as the goodwill and reasonable competitive business interests of the Company.

3.2 No Disparagement. The Eligible Executive agrees that, at any time after the date hereof, the Eligible Executive shall not directly or indirectly make any critical, adverse, or disparaging statement or comment about the Company or its directors, officers, or employees.

3.3 Non-Solicitation.

(a) With respect to any Tier I Executive who incurs a Qualifying Termination, the Eligible Executive agrees that at any time prior to the expiration of one year following his or her Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of the Company to leave his or her employment with the Company, nor contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.

(b) With respect to any Tier II Executive who incurs a Qualifying Termination, the Eligible Executive agrees that at any time prior to the expiration of 6 months following his or her Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of the Company to leave his or her employment with the Company, nor contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.

3.4 Confidentiality. The Eligible Executive agrees to continue to observe and abide by the terms of the confidentiality obligations owed to the Company, including but not limited to the obligations regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. The Eligible Executive agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any confidential, proprietary and/or trade secret information of the Company except as is required in connection with the Eligible Executive’s services rendered for the Company. Notwithstanding the foregoing, nothing in this Plan or any other agreement that the Eligible Executive has with the Company will prohibit or restrict the Eligible Executive from making any voluntary disclosure of information or documents concerning possible violations of law to, or seek a whistleblower award from, any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. As a condition of participation in the Plan the Eligible Executive, represents that he or she has not to date misused or disclosed any confidential information of the Company to any unauthorized party.

3.5 Non-Competition.

(a) With respect to any Tier I Executive who incurs a Qualifying Termination, the Eligible Executive agrees that at any time prior to the expiration of one year following his or her Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not, engage in any of the following activities in any geographic area where the Company conducted business during the Eligible Executive’s service relationship with the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate himself or herself with, any business whose business, products or operations are in any respect competitive with the business conducted by the Company.

(b) With respect to any Tier II Executive who incurs a Qualifying Termination, the Eligible Executive agrees that at any time prior to the expiration of 6 months following his or her Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not, engage in any of the following activities in any geographic area where the Company conducted business during the Eligible Executive’s service relationship with the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate himself or herself with, any business whose business, products or operations are in any respect competitive with the business conducted by the Company.

3.6 Compliance with Company Policies and Procedures. The Eligible Executive hereby agrees that the Eligible Executive will comply with the Company’s internal policies and procedures as in effect from time to time, including but not limited to, the conflict of interest policy and the anti-corruption/code of ethics.

3.7 Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company.

(a) With respect to any Tier I Executive who incurs a Qualifying Termination, the Eligible Executive agrees and covenants that at any time prior to the expiration of one year following his or her Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

(b) With respect to any Tier II Executive who incurs a Qualifying Termination, the Eligible Executive agrees and covenants that at any time prior to the expiration of 6 months year following his or her Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

SECTION 4. PLAN ADMINISTRATION.

4.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

4.2 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time, as it may designate.

4.3 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel, as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 5. PLAN MODIFICATION OR TERMINATION.

The Plan may be terminated or amended by the Committee at any time; provided, however, that absent the Eligible Executive’s written consent the Plan may not be terminated or amended (a) in any manner that would impair such Eligible Executive’s rights under the plan or (b) in respect of such Eligible Executive’s Qualifying Termination or Involuntary Termination that occurred prior to the amendment or termination of the Plan.

SECTION 6. GENERAL PROVISIONS.

6.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Executive under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Executive under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Executive. When a payment is due under this Plan to a severed employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

6.2 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Executive, or any person whomsoever, the right to be retained in the service of the Company or any subsidiary thereof, and all Eligible Executives shall remain subject to discharge to the same extent as if the Plan had never been adopted.

6.3 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

6.4 This Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Executive, present and future, and any successor to the Company. If an Eligible Executive dies while any amount would still be payable to such Eligible Executive hereunder (following a an Involuntary Termination, or Qualifying Termination, as applicable), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executor, personal representative or administrators of the severed employee’s estate.

6.5 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

6.6 The Plan shall not be required to be funded unless such funding is authorized by the Board. Regardless of whether the Plan is funded, no Eligible Executive shall have any right to, or interest in, any assets of any Company that may be applied by the Company to the payment of benefits or other rights under this Plan.

6.7 Notice so given shall be deemed given and received if (a) by mail, on the fourth day after posting (b) by facsimile, computer mail, or other electronic mail or personal delivery on the date of actual transmission, with evidence of transmission acceptance or verification or (as the case may be) personal or other delivery; or overnight delivery courier service.

6.8 To the extent not preempted by federal law, which shall otherwise control, this Plan shall be construed and enforced according to the laws of the State of Delaware, without regard to its choice-of-law principles.

6.9 All benefits hereunder shall be subject to applicable withholding and shall be subject to applicable tax reporting, as determined by the Plan Administrator.

SECTION 7. NOTICE.

Except as expressly provided otherwise herein, any notice, demand, consent, authorization or other communication that any Eligible Executive is required or may desire to give to or make upon the Company pursuant to the Plan shall be in writing and shall be effective, valid and duly given and received if hand delivered or sent by overnight delivery service, by facsimile, computer mail or other electronic mail, or by regular mail, postage prepaid, addressed to:

SP Plus Corporation

200 E. Randolph Street, Suite 7700

Chicago, Illinois 60601

Attention: Chief Human Resources Officer

SECTION 8. EXECUTION.

To record the adoption of the Plan as set forth herein, SP Plus Corporation has caused its duly authorized officer to execute the same as of the Effective Date.

SP PLUS CORPORATION:

By:	/s/ G Marc Baumann
Name:	G Marc Baumann
Title:	Chairman and Chief Executive Officer

SCHEDULE A

TIER I EXECUTIVES

Chief Officer (other than the Chief Executive Officer)

Senior Vice President

TIER II EXECUTIVES

Vice President

Regional Manager III

Regional Manager II

Regional Manager I

SCHEDULE B-1

SCHEDULE OF SEVERANCE BENEFITS FOR

INVOLUNTARY TERMINATIONS

Eligible Executive Tier Level	Severance Pay following an Involuntary Termination due to Death	Severance Pay following an Involuntary Termination due to Disability
Tier I	• Base salary through the end of the calendar month in which the Termination Date occurs • Any bonus that was earned but unpaid as of the Termination Date	• Any bonus that was earned but unpaid as of the Termination Date

Tier II	• Base salary through the end of the calendar month in which the Termination Date occurs • Any bonus that was earned but unpaid as of the Termination Date	• Any bonus that was earned but unpaid as of the Termination Date

SCHEDULE B-2

SCHEDULE OF SEVERANCE BENEFITS FOR

QUALIFYING TERMINATIONS

Eligible Executive Tier Level	Severance Pay following a Qualifying Termination	Benefit Continuation Coverage Period following a Qualifying Termination at any time
Tier I	• 12 months base salary • 12 months target annual bonus • Any bonus that was earned but unpaid as of the Termination Date	12 months

Tier II	• 6 months base salary • Any bonus that was earned but unpaid as of the Termination Date	6 months

ANNEX A

RELEASE AND SEPARATION AGREEMENT

This Release and Separation Agreement (this “Agreement”) is made and entered into by and between SP Plus Corporation or any successor thereto (the “Company”), and the undersigned employee (“Employee”). All capitalized terms used in this Agreement that are not defined herein shall have the same respective meanings as set forth in the SP Plus Corporation Executive Severance Plan and Summary Plan Description, effective ___________, 20[ ] (the “Plan”).

RECITALS

WHEREAS, Employee’s employment with the Company terminates effective as of [Termination Date];

WHEREAS, the Company presented Employee with this Agreement on [________], 20[__] (the “Presentation Date”);

WHEREAS, the Parties wish to resolve fully and finally any and all matters between them including any potential disputes regarding Employee’s employment with the Company or the termination thereof; and

WHEREAS, in order to accomplish this end, the Parties wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and for other good and valuable consideration, including the consideration described in Section 3 of this Agreement, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Separation and Effective Date. Employee’s last day of employment with the Company was [________] (the “Separation Date”). [This Agreement shall become effective as of the execution date. OR This Agreement shall not become effective until the eighth (8th) day after Employee signs, without revoking, this Agreement][1] (the “Effective Date”). No payments due to Employee under this Agreement shall be made or begin before the Effective Date.

2.

Wage Acknowledgment. Employee acknowledges that, as of the Separation Date, Employee has been properly paid all wages, including bonus or incentive compensation, for all work performed for the Company.

[1]	Note to Draft: If the employee is under 40, the Agreement is effective as of the day s/he signs. If the employee is over 40, s/he has 7 days to revoke the agreement.

1

3. Consideration.

a.

In exchange for Employee timely signing and returning the Agreement to the Company [(and not thereafter timely revoking)][2], in each case following the Presentation Date, the release of claims in Section 4 below, the Company will provide Employee with the following amounts and benefits (the “Release Consideration”):

i.

[INSERT SEVERANCE PAYMENT], less applicable taxes, withholdings and deductions (the “Cash Severance Payment”), to which Employee is not otherwise entitled, shall be paid in approximately equal installments in accordance with the Company’s regular payroll practices, provided that the Cash Severance Payment shall commence to be paid on the first regular payroll date of the Company that occurs within [[________]/twenty-one (21)/forty-five (45)][3] business days following the date the Company receives an executed version of this Agreement from the Employee;

ii.

any annual bonus that was earned by the Employee but which had not yet been paid as of the Separation Date shall be paid in a lump sum on the next regularly scheduled payroll date following the Separation Date (or, if later, on the date when annual bonuses are paid to the Company’s actively-employed executives); [and]

iii.

Continued group health plan coverage while receiving Cash Severance Payments at the same coverage level and cost at Separation Date, subject to changes in annual cost applicable to all participants. Thereafter, the Employee will be eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Continued coverage during the Cash Severance Payment period will cease if the Employee becomes covered by the health plan of a subsequent employer.

b.

Employee understands, acknowledges, and agrees that these benefits exceed what Employee is otherwise entitled to receive upon Employee’s separation from employment with the Company, and are being given as consideration in exchange for executing this Agreement, including the general release contained herein.

[2]	Note to Draft: Only include for employees age 40+.
[3]

Note to Draft: If the employee is under 40, there is no specified period of time which s/he must be given to sign the severance agreement. If the employee is over 40, s/he must be given 21 days to sign. If the employee is over 40 and entering into this agreement in connection with a group termination (which may be as few as 2 or more employees), s/he must be given 45 days to sign.

c.

Employee Representations. Employee specifically represents, warrants, and confirms that Employee: has read this Agreement and agrees to the conditions and obligations set forth in it; has been advised to consult with an attorney of Employee’s choosing before signing this Agreement; knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants; is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; is not waiving or releasing rights or claims that may arise after Employee signs this Agreement; has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency; and has not engaged in and is not aware of any unlawful conduct relating to the business of the Company.

4.	General Release.

a.

In exchange for the Release Consideration provided in this Agreement, Employee, for Employee and for Employee’s affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company, Parent, and each of its and their Affiliates, predecessors, successors, parents, subsidiaries, and assigns, and each of its and their respective officers, directors, principals, shareholders, board members, committee members, employees, agents, and attorneys, in their corporate and individual capacities, (collectively, the “Released Parties”) from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description, whether known or unknown, from the beginning of time through the Effective Date (the “Released Claims”).

b.	The Released Claims include, but are not limited to,

i.

Any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, any claim under Title 20 of the State Government Article of the Maryland Annotated Code, the

Washington Industrial Welfare Act (IWA), the Washington Law Against Discrimination (WLAD), the Washington Family Leave Act (FLA), the Washington Leave Law, the Washington Minimum Wage Requirements and Labor Standards Act, Title 49 of the Revised Code of Washington, the Washington Equal Pay Opportunity Act (EPOA), the Washington Fair Chance Act (FCA), and including all of their respective implementing regulations and any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

ii.

Any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm;

iii.

Any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and

iv.

Any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

Notwithstanding the foregoing, the Released Claims and the ADEA Release in Section 6 (below) specifically exclude: (i) any rights to workers’ compensation, unemployment, or disability benefits under applicable law; (ii) any rights to file an unfair labor practice charge under the National Labor Relations Act; (iii) any rights to vested benefits under ERISA, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (iv) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies; (v) any rights based on any violation of any federal, state, or local statutory or public policy entitlement that may not be waived under applicable law, such as claims for unemployment benefits and workers’ compensation; (vi) any rights to indemnification, advancement, or contribution; and (vi) any claim that is based on any act or omission that occurs after the date Employee delivers Employee’s signature on this Agreement to the Company.

5.

Waiver of Section 1542. This Agreement is intended to be effective as a general release of and bar to all claims as stated in Section 4. Accordingly, Employee expressly waives all rights under Section 1542 of the California Civil Code (“Section 1542”) or any similar statute or common law doctrine under applicable law in any other jurisdiction. Section 1542 states as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Employee acknowledges that Employee may later discover claims or facts in addition to or different from those that Employee now knows or believes to exist with regard to the subject matter of this Agreement, and that, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Employee waives any and all claims that might arise as a result of such different or additional claims or facts.

6.

Specific Release and Waiver of ADEA Claims. In further consideration of the payments and benefits provided to Employee in this Agreement, Employee irrevocably and unconditionally fully and forever waives, releases, and discharges the Company from any and all claims, whether known or unknown, from the beginning of time through the date of Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (“ADEA”) (the “ADEA Release”), as amended, and its implementing regulations. By signing this Agreement, Employee acknowledges and confirms that:

a.	Employee has read this Agreement in its entirety and understands all of its terms;

b.	Employee has been advised in writing to consult with an attorney of Employee’s choosing before signing this Agreement;

c.	Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions in this Agreement including, without limitation, the waiver, release, and covenants;

d.	Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled;

e.

Employee was given at least [twenty-one (21)/forty-five (45)][4] calendar days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired;

f.

Where applicable, Employee understands that Employee has seven (7) calendar days after signing this Agreement to revoke the release in this Section by delivering written notice of revocation to [NAME] at the Company, [ADDRESS] by electronic mail or First Class mail before the end of the this seven (7) day period; and

[4]

Note to Draft: Employees age 40+ must be given 21 days to sign. If the employee is entering into this agreement in connection with a group termination (which may be as few as two or more employees), s/he must be given 45 days to sign.

g.	Employee understands that the release in this Section does not apply to rights and claims that may arise after Employee signs this Agreement.[5]

[Specific information required to be provided to Employee under ADEA in connection with a group termination program is attached as Exhibit A.]6

7.

No Admission of Liability. Nothing in this Agreement constitutes an admission of liability by the Company, any of the Released Parties or Employee concerning any aspect of Employee’s employment with or separation from the Company.

8.

Return of Property and Information. Employee represents and warrants that, prior to Employee’s execution of this Agreement, Employee will return to the Company any and all property, documents, and files, Work Product, including any documents (in any recorded media, such as papers, computer disks and other data storage devices, copies, photographs, and maps) that relate in any way to the Company or the Company’s business. Employee agrees that, to the extent that Employee possesses any files, data, Work Product, or information relating in any way to the Company or the Company’s business on any personal computer, device, or account, Employee will return to the Company and then delete those files, data, or information (and will retain no copies in any form). Employee also will return any tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets, vehicles, vehicle keys, and all other property in any form prior to the date Employee executes this Agreement.

9.

Cooperation. Employee agrees that after the Separation Date, Employee will reasonably cooperate with and assist the Company (a) to transition Employee’s job duties on an as-needed basis by responding to reasonable requests for information and answering questions, and (b) with any investigation, lawsuit, arbitration, or other proceeding to which the Company is subjected. Employee will make himself or herself available for preparation for, and attendance of, hearings, proceedings or trial, including pretrial discovery and trial preparation. Employee further agrees to perform all acts and execute any documents that may be necessary to carry out the provisions of this Section 9.

10.

Section 409A. It is intended that payments and benefits under this Agreement not subject Employee to taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, this Agreement shall be interpreted and administered to be in compliance therewith. Any payments described in this Agreement that are due within the “short term deferral period” as defined in Section 409A of the Code, or that qualify as “involuntary separation pay” within the meaning of Treas. Reg. §1.409A-1(b)(9) shall not be treated as deferred compensation unless applicable law

[5]	Note to Draft: Include this section only for employees age 40+.
[6]	Note to Draft: Include this language only for a group termination.

requires otherwise. To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to Employee under this Agreement shall be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred and the amount of expenses eligible for reimbursement during any one calendar year may not effect amounts reimbursable or provided in any subsequent calendar year. Notwithstanding anything herein to the contrary, in no event shall the timing of Employee’s execution of the release described in Section 4, directly or indirectly, result in the Employee designating the calendar year of payment, and if a payment that is subject to execution of the general release could be made in more than one taxable year, payment shall be made in the later taxable year. No interpretation or amendment of this Agreement shall require the Company to incur any additional costs or to reimburse Employee for any taxes or penalties that might be imposed upon the Employee as a result of Section 409A of the Code.

11.

Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect the validity of any other provisions hereof, which shall remain in full force and effect to continue to be binding on the Parties. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to affect the intent of the Parties to the fullest extent permitted by applicable law. Any claim by Employee against the Company shall not constitute a defense to enforcement by the Company.

12.

Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. The Employee shall not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

13.

Third Party Beneficiaries. The Parties acknowledge and agree that each of the Released Parties, including, but not limited to, Parent and each of its Affiliates, is an intended third-party beneficiary of this Agreement and has the right to enforce and benefit from any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

14.

Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they are related in any way to the subject matter hereof or thereof, provided, however, that this Agreement shall not supersede the Employee’s obligations under the [Confidential Information and Invention Assignment Agreement with the Company] or under any restrictive covenants agreement with the Company, except to the extent that there is a conflict between such agreement(s) and this Agreement, in which case the terms and conditions of this Agreement shall govern.

15.

Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the state of Tennessee, without giving effect to its laws pertaining to conflict of laws. If any court or arbitrator of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

16.

Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment, waiver, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Waiver granted as to any one provision herein shall not constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

17.

Counterparts. This Agreement may be executed electronically. The Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Photographic, computerized, electronic, PDF or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

18.

Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have entered into this Release and Separation Agreement on the date first above written.

SP PLUS CORPORATION

By:
Name:
Title:

EMPLOYEE:

Name:
Date:

[Signature Page to Release and Separation Agreement]

Exhibit A

OWBPA Disclosures to General Release in Separation and Release Agreement

The Older Workers Benefit Protection Act (OWBPA) requires that employers provide specific information to employees who are 40 years of age or older and asked to execute a release of claims in connection with a group termination program. This document provides this information.

The class, unit, or group of individuals covered by the program includes [all employees/[SPECIFIC EMPLOYEE GROUP]] in the [OFFICE/DEPARTMENT/AREA] who will be [terminated/offered an exit incentive] [ANY TIME LIMITS APPLICABLE TO THE PROGRAM]. [All employees/[SPECIFIC EMPLOYEE GROUP]] in the [OFFICE/DEPARTMENT/AREA] are eligible for the program. [Eligibility factors include [ANY ELIGIBILITY FACTORS].] The following is a list of the ages and job titles of employees who were and were not selected for termination and offered consideration for signing a waiver:

JOB TITLE	AGE	SELECTED	NOT SELECTED

ANNEX B

State-Specific Non-Solicitation, Confidentiality and Non-Competition Provisions

As a condition of participation and eligibility to receive benefits or payments under the Plan each Eligible Executive acknowledges and agrees as follows:

The non-solicitation, confidentiality and non-competition covenants in Sections 3 of the Plan shall be amended as set forth below for Eligible Executives whose principal place of employment or service is located in each of the states listed below:

CALIFORNIA

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in California:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of the Company or cause an employee of the Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to Eligible Executives whose principal place of employment or service is located in California.

The non-solicitation of customers covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in California:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s trade secrets, including Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that the Eligible Executive shall not at any time use any of the Company’s trade secrets to directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers or to interrupt, disturb, or interfere with the relationships of Company with its customers.

DISTRICT OF COLUMBIA

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in the District of Columbia:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to Eligible Executives whose principal place of employment or service is located in the District of Columbia.

For the avoidance of doubt, the non-solicitation covenant in Section 3 of the Plan shall apply to Eligible Executives whose principal place of employment or service is located in the District of Columbia.

GEORGIA

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Georgia:

Non-Solicitation. The Eligible Executive agrees that beginning on the date hereof until any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to any Eligible Executive whose principal place of employment or service is located in Georgia and who does not, in the course of his or her employment:

(1) Customarily and regularly solicit for a Company’s customers or prospective customers;

(2) Customarily and regularly engage in making sales or obtaining orders or contracts for products or services to be performed by others;

(3) Perform the following duties:

(A) Have a primary duty of managing the enterprise in which the Eligible Executive is employed or of a customarily recognized department or subdivision thereof;

(B) Customarily and regularly direct the work of two or more other employees; and

(C) Have the authority to hire or fire other employees or have particular weight given to suggestions and recommendations as to the hiring, firing, advancement, promotion, or any other change of status of other employees; or

(4) Perform the duties of a key employee or of a professional.

The non-solicitation of customers covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Georgia:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom the Eligible Executive had material contact while employed or engaged by the Company, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

ILLINOIS

The confidentiality obligations set forth in Section 3 of the Plan shall be amended for Eligible Executives whose principal place of employment or service is located in Illinois to be limited to five years following Termination of Service.

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Illinois:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Illinois and who are not considered “low wage employees” under 820 ILCS 90/10:

Non-Competition. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not engage in any of the following activities in any geographic area where the Company conducted business during the Eligible Executive’s employment or service with the Company: (i) serve as a partner, principal, licensor, licensee, officer, director, manager, senior advisor, or investor, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, or work or consult as an officer, director, manager or senior advisor for any business whose business, products or operations are in any respect competitive with the business conducted by any Company.

The non-solicitation of customers covenant in Section 3(f) of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Illinois:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom the Eligible Executive had contact, or from or about whom the Eligible Executive received Customer Information, in each case, while employed or engaged by the Company, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

MASSACHUSETTS

The non-competition covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives who reside in, are employed, or provide services in Massachusetts:

Non-Competition. Unless the Company elects not to enforce this non-competition covenant, by providing written notice to the Eligible Executive by no later than the Termination Date, the Eligible Executive agrees that, for a period starting from the date hereof until [one year] following their Termination Date as a result of either (A) the Eligible Executive’s resignation from employment or service with the Company for any reason or no reason or (B) the Company’s termination of the Eligible Executive’s employment or service with the Company due to Non-Compete Cause (defined below) (any such post-employment or post-service period the “Non-Compete Restricted Period”), the Eligible Executive will not, without prior written consent of the Company, whether paid or not, in any country in which the Eligible Executive provided services or had a material presence or influence for or on behalf of the Company or any other Company during the two-year period immediately preceding Termination of Service, render advice or provide any services of the type the Eligible Executive provided to the Company at any time during the two-year period immediately preceding their Termination Date to any business whose business, products or operations are in any respect competitive with the business conducted by any Company. For purposes of this non-competition covenant, “Non-Compete Cause” shall mean cause as defined under Massachusetts law, as applicable to the Massachusetts Noncompetition Agreement Act, MGL c.149, § 24L, including, without limitation, “Cause” as defined in this Agreement.

The Eligible Executive represents that the benefits and payments to which they are entitled under the Plan constitute fair and reasonable consideration for this non-competition covenant. Unless the Company elects not to enforce this non-competition covenant or the Company terminates the Eligible Executive’s employment or service with the Company other than for Non-Compete Cause, the Company shall pay the Eligible Executive, upon commencement of the Non-Compete Restricted Period through the expiration of the Non-Compete Restricted Period, an amount equal to 50% of the Eligible Executive’s highest annualized base salary within the two-year period immediately preceding the Termination Date (the “Non-Compete Payment”), payable in equal installments in accordance with the Company’s payroll practices as in effect on the Termination Date, beginning on the first payroll date thereafter. In the event that the Eligible Executive breaches any of the Eligible Executive’s non-competition obligations, the Company’s obligations to provide the Non-Compete Payment shall thereupon immediately cease, and the Company shall be entitled, in addition to any remedies available in equity and at law, including injunctions and monetary damages, to recover from the Eligible Executive, in addition to the forfeiture of benefits and payments outlined in Section 3 of the Plan, any and all amounts of the Non-Compete Payment previously paid to the Eligible Executive. Notwithstanding the foregoing, any severance amount payable to the Eligible Executive shall be reduced by the Non-Compete Payment, if applicable, to the extent permitted under applicable law and Section 409A of the Code; provided, that any such reduction shall be applied to the earliest amount payable with respect to which such reduction is permissible.

The Eligible Executive acknowledges that the Eligible Executive has the right to consult with counsel prior to signing the Agreement containing this non-competition covenant. This non-competition covenant shall not become effective until the later of the Eligible Executive’s execution of the Agreement or ten business days following the Eligible Executive’s receipt of the Agreement.

All civil actions relating to this non-competition covenant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. Notwithstanding anything to the contrary set forth in Section 21 of the Plan, for purposes of resolving any dispute, controversy or claim arising out of or relating to this non-competition covenant, such disputes, controversies or claims shall be brought exclusively in the superior court or the business litigation session of the superior court in Suffolk County, Massachusetts.

In no event shall the non-competition covenant in Section 3 of the Plan apply to Eligible Executives who reside or are employed or provide services in Massachusetts and are classified as non-exempt from applicable wage and hour laws:

MICHIGAN

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Michigan:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

For the avoidance of doubt, the non-competition covenant in Section 3 and non-solicitation covenant in Section 3(f) of the Plan shall apply to Eligible Executives whose principal place of employment or service is located in Michigan.

NEW YORK

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in New York:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company with whom the Eligible Executive had material contact, or about whom the Eligible Executive learned confidential information, in each case, while employed by the Company during the 24-month period prior to their Termination Date, to leave his or her employment with such Company, nor contact any such employee of a Company, or cause such employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

For the avoidance of doubt, the non-competition covenant in Section 3 of the Plan shall apply to Eligible Executives whose principal place of employment or service is located in New York.

The non-solicitation of customers covenant in Section 3(f) of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in New York:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom the Eligible Executive had material contact, or from or about whom the Eligible Executive received Customer Information, in each case, while employed or engaged by the Company during the 24-month period prior to their Termination Date, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

TENNESSEE

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Tennessee:

Non-Solicitation. The Eligible Executive agrees that beginning on the date hereof until any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Tennessee:

Non-Competition. The Eligible Executive agrees that beginning on the date hereof until any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not, engage in any of the following activities in any geographic area where the Eligible Executive provided services to the Company or the Company’s clients or customers, or otherwise performed business on the Company’s behalf, in each case, while employed by the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate himself or herself with, any business whose business, products or operations are in any respect competitive with the business conducted by any Company.

For the avoidance of doubt, the non-solicitation covenant in Section 3(f) of the Plan shall apply to Eligible Executives whose principal place of employment or service is located in Tennessee.

TEXAS

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Texas:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Texas:

Non-Competition. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not engage in any of the following activities in any geographic area where the Eligible Executive provided services to the Company or the Company’s clients or customers, or otherwise performed business on the Company’s behalf, in each case while employed by the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate himself or herself with, any business whose business, products or operations are in any respect competitive with the business conducted by any Company.

The non-competition covenant in Section 3 shall be governed by the laws of the State of Texas, rather than the Cayman law.

The non-solicitation covenant in Section 3(f) of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Texas:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom Eligible Executive had contact during the Eligible Executive’s employment or service with the Company, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

VIRGINIA

The confidentiality obligations set forth in Section 3 of the Plan shall be amended for Eligible Executives whose principal place of employment or service is located in Virginia to be limited to five years following Termination of Service.

Eligible Executives in the State of Virginia who are considered “low-wage employees”:

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment is located in Virginia:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to Eligible Executives whose principal place of employment is located in Virginia who are considered “low-wage employees,” as defined below.

Effective July 1, 2020, Va. Code Ann. § 40.1-28.7:8 prohibits employers from entering into, enforcing, or threatening to enforce a non-compete with any “low-wage employee.” A “low-wage employee” is an employee whose average weekly earnings are less than the average weekly wage of the Commonwealth as determined by Va. Code Ann. § 65.2-500(B) and includes (1) interns, students, apprentices, or trainees employed, with or without pay, at a trade or occupation in order to gain work or education experience; and (2) independent contractors who are compensated at an hourly rate that is less than the median hourly wage for occupations as set by the U.S. Bureau of Labor Statistics. This does not include employees who derive earnings, in whole or in predominant part, form sales commissions, incentives, or bonuses paid to the employee by the employer.

Eligible Executives in the State of Virginia who are not considered “low-wage employees”:

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Virginia:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall apply to Eligible Executives whose principal place of employment or service is located in Virginia who are not considered “low-wage employees” as defined above, provided that the non-competition covenant in Section 3 of the Plan shall be amended as follows:

Non-Competition. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive will not, without prior written consent of the Company, whether paid or not engage in any of the following activities in any geographic area where the Company conducted business during the Eligible Executive’s employment or service with the Company: (i) serve as a partner, principal, licensor, licensee, officer, director, manager, senior advisor, or investor , (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, or work or consult as an officer, director, manager or senior advisor for any business whose business, products or operations are in any respect competitive with the business conducted by any Company.

The non-solicitation of customers covenant in Section 3(f) of the Plan shall be amended as follows for Eligible Executives whose principal place of employment or service is located in Virginia:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom the Eligible Executive had contact or from or about whom the Eligible Executive received Customer Information, in each case, while employed or engaged by the Company, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.

WASHINGTON STATE

Employee Eligible Executives in the State of Washington who earn $100,000 or less on an annual basis:

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment is located in Washington:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to Eligible Executives whose principal place of employment is located in Washington who earn $100,000 or less on an annual basis.

Employee Eligible Executives in the State of Washington who earn greater than $100,000 on an annual basis:

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for Eligible Executives whose principal place of employment is located in Washington:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall apply to Eligible Executives whose principal place of employment is located in Washington who earn greater than $100,000 on an annual basis, provided that if the Eligible Executive’s employment is terminated as the result of a layoff, enforcement of the non-competition covenant in Section 3 shall include compensation equivalent to the Eligible Executive’s base salary at the time of termination for the period of enforcement minus compensation earned through subsequent employment during the period of enforcement. In addition, the non-competition covenant in Section 3 shall be governed by the laws of the State of Washington, rather than the Cayman law. The Eligible Executive acknowledges and agrees that the Company has disclosed the terms of the non-competition covenant in writing to the Eligible Executive upon the Eligible Executive’s acceptance of his or her employment offer.

Contractor Eligible Executives in the State of Washington who earn $250,000 or less on an annual basis:

The non-solicitation covenant in Section 3 of the Plan shall be amended as follows for contractor Eligible Executives whose principal place of service is located in Washington:

Non-Solicitation. The Eligible Executive agrees that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, any employee of any Company to leave his or her employment with such Company, nor contact any employee of a Company, or cause an employee of a Company to be contacted, for the purpose of leaving employment with such Company; provided that the placement of general advertisements that are not specifically targeted toward employees of the Company will not be deemed a breach of this Section 3.

The non-competition covenant in Section 3 of the Plan shall not apply to Eligible Executives whose principal place of service is located in Washington who earn $250,000 or less on an annual basis from the Company.

All employee and contractor Eligible Executives whose principal place of employment or service is located in Washington:

The non-solicitation of customers covenant in Section 3(f) of the Plan shall be amended as follows for all employee and contractor Eligible Executives whose principal place of employment or service is located in Washington:

Non-Solicitation of Customers. The Eligible Executive understands and acknowledges that because of the Eligible Executive’s experience with and relationship to the Company, the Eligible Executive will have access to and learn about the Company’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to services. The Eligible Executive understands and acknowledges that the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. The Eligible Executive agrees and covenants that at any time prior to the expiration of [one year] following their Termination Date, the Eligible Executive shall not directly or indirectly solicit or attempt to solicit, using any form of oral, written, or electronic communications, the Company’s customers with whom the Eligible Executive had contact or from or about whom the Eligible Executive received Customer Information, in each case, while employed or engaged by the Company, for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company on behalf of any other individual or entity.